Exhibit 99

News Release

CCNE	Contact: Brian W. Wingard
NASDAQ	Treasurer
L I S T E D	(814) 765-9621

CNB FINANCIAL ANNOUNCES FOURTH QUARTER DIVIDEND CLEARFIELD, PENNSYLVANIA – November 13, 2012

The Board of Directors of CNB Financial Corporation [Nasdaq: CCNE] has announced the declaration of 16.5 cents per share quarterly dividend payable on December 14, 2012 to shareholders of record on November 30, 2012.

CNB Financial Corporation is a $1.7 billion bank holding company conducting business primarily through CNB Bank, the Corporation's principal subsidiary. CNB Bank operations include a loan production office, a private banking division, and twenty-eight full-service offices in Pennsylvania, including ERIEBANK, a division of CNB Bank.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, CNB Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

CNB Bank websites can be found at www.bankcnb.com and www.eriebank.net.